Exhibit 99.1

UNIVERSAL STAINLESS ADOPTS TAX BENEFITS PRESERVATION PLAN

DESIGNED TO PROTECT THE AVAILABILITY OF ITS TAX BENEFITS

BRIDGEVILLE, PA, August 24, 2020 — Universal Stainless & Alloy Products, Inc. (NASDAQ: USAP) (“Universal Stainless” or the “Company”) announced today that its Board of Directors (the “Board”) has adopted a Tax Benefits Preservation Plan (the “Plan”) designed to protect the availability of the Company’s existing net operating loss carryforwards (“NOLs”), tax credit carryforwards and other tax attributes (collectively, the “Tax Benefits”), which can potentially be utilized in certain circumstances to reduce the Company’s future income tax obligations.

As of December 31, 2019, the Company had estimated U.S. federal NOLs of approximately $8.6 million, state NOLs of approximately $8.8 million, U.S. federal tax credit carryforwards of approximately $5.2 million and state tax credit carryforwards of approximately $0.2 million. The Company expects its Tax Benefits to increase during 2020. The Company’s ability to use its Tax Benefits would be substantially limited if it were to experience an “ownership change,” as defined under Section 382 of the Internal Revenue Code (the “Tax Code”). In general, a corporation would experience an ownership change if the percentage of the corporation’s stock owned by one or more “5% shareholders,” as defined under Section 382 of the Tax Code, increases by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The Plan reduces the likelihood that changes in the Company’s investor base would limit the Company’s future use of its Tax Benefits, which would significantly impair the value of such Tax Benefits. The Company believes that no ownership change has occurred as of the date of this press release.

The Plan is similar to plans adopted by other publicly held companies with significant NOLs or other substantial Tax Benefits and has a limited duration of three years. The Plan is not designed to prevent any action that the Board determines to be in the best interest of the Company and its stockholders. The Board intends to ask stockholders to ratify the Plan at the Company’s next annual meeting of stockholders.

To implement the Plan, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock. The distribution of the Rights should not be taxable to the Company’s stockholders. The Rights will trade with the Company’s common stock and will expire at the close of business on August 24, 2023. The Board will consider an earlier termination of the Plan under certain conditions as described in the Plan. The Rights will be exercisable if a person or group of persons acquires 4.95% or more of the Company’s outstanding common stock. The Rights will also be exercisable if a person or group of persons that already owns 4.95% or more of the Company’s common stock acquires an additional share. If the Rights become exercisable, all holders of Rights, other than the person or group of persons triggering the Rights, will be entitled to purchase shares of the Company’s common stock at a 50% discount. Rights held by the person or group of persons triggering the Rights will become void and will not be exercisable.

Additional information with respect to the Plan and the related Rights will be contained in a Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission (“SEC”). The Rights issued in the Plan are issued pursuant to an agreement between the Company and the rights agent, a copy of which will be filed as an exhibit to the Form 8-K. For more information regarding the Company’s Tax Benefits, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; uncertainty regarding the return to service of the Boeing 737 MAX aircraft; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; changes in overall demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of our sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’s product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements and to comply with applicable financial covenants; risks associated with conducting business with suppliers and customers in foreign countries; public health issues, including the outbreak of COVID-19 and its uncertain impact on our facilities and operations and our customers and suppliers and the effectiveness of the Company’s actions taken in response to these risks; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates from changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, copies of which are available from the SEC or may be obtained upon request from the Company.

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